UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2024
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GRAIL, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-42045	86-3673636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 O’Brien Drive Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 694-2553

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06	Material Impairments.

On June 24, 2024, GRAIL, Inc. (the “Company” or “GRAIL”) announced that its previously announced separation (the “Spin-Off”) from Illumina, Inc. (“Illumina”) was completed. In connection with the Spin-Off, the Company filed a Current Report on Form 8-K on June 3, 2024 to, among other things, file a final information statement, dated June 3, 2024, describing the Spin-Off and providing important information regarding the Company (the “Information Statement”). As disclosed in the Information Statement, due to the application of pushdown accounting, the Company’s balance sheet includes goodwill and indefinite-lived intangible assets recognized by Illumina in connection with the acquisition of GRAIL in the third quarter of 2021. Goodwill represents the costs in excess of the fair value of net assets of GRAIL acquired by Illumina. Indefinite-lived intangible assets consist of GRAIL’s in-process research and development (“IPR&D”) and were measured by Illumina at fair value as of the closing date of the acquisition of GRAIL by Illumina. Further, as disclosed in the Information Statement, these goodwill and indefinite-lived intangible assets have been subject to impairment and may be subject to further impairment in the future.

In connection with the foregoing, the Company expects to perform an interim impairment test for goodwill and indefinite-lived intangible assets. While the Company has not completed its interim impairment test, the Company estimates that it will recognize a goodwill impairment charge in the second quarter of 2024 equal to $888.9 million, or the full remaining carrying value of goodwill as of March 31, 2024. In addition, the Company estimates that it will recognize a significant impairment charge for IPR&D intangible assets in the second quarter of 2024. As of March 31, 2024, the Company had IPR&D intangible assets of $560.0 million. On June 27, 2024, Illumina disclosed that it expects to recognize an impairment charge for IPR&D intangible assets of approximately $420.0 million in connection with the Spin-Off, and such charge will also be pushed down to the Company and recorded in the second quarter. The Company will continue to review and monitor for any further impairment indicators for potential impairment charges in the second quarter of 2024. The Company does not expect any material future cash expenditures related to these impairments. The Company will provide additional information relating to these impairment charges in the Company’s Form 10-Q filing for the quarter ended June 30, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, INC.

Date: June 27, 2024	By:	/s/ Abram Barth
	Name:	Abram Barth
	Title:	General Counsel and Corporate Secretary